    As filed with the Securities and Exchange Commission on October 29, 1998

                                                               File No. 33-63649
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                       NATIONAL SEMICONDUCTOR CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                DELAWARE                                     95-2095071
    (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.)


                            2900 SEMICONDUCTOR DRIVE
                                 P.O. BOX 58090
                           SANTA CLARA, CA 95052-8090
                                 (408) 721-5000
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              ---------------------

                                JOHN M. CLARK III
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            2900 SEMICONDUCTOR DRIVE
                                 P.O. BOX 58090
                           SANTA CLARA, CA 95052-8090
                                 (408) 721-5000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              ---------------------

         THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMENTS TO:

                              CHARLES K. RUCK, ESQ.
                                LATHAM & WATKINS
                              650 TOWN CENTER DRIVE
                                 TWENTIETH FLOOR
                            COSTA MESA, CA 92626-1918

                              ---------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                              ---------------------

        IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

        IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

                              ---------------------

================================================================================

Deregistration of Shares

        This Post-Effective Amendment No. 1 is filed by the Registrant to deregister the 6,048,387 shares of Common Stock, $0.50 par value per share (the "Shares"), previously registered on this Form S-3 (File No. 033-63649) and issuable upon conversion of the Registrant's outstanding 6 1/2% Convertible Subordinated Notes due 2002 (the "Notes"), none of which have been issued or sold. The Shares are hereby deregistered in accordance with the terms of that certain Registration Rights Agreement dated as of September 21, 1995 by and among the Registrant and the initial purchasers of the Notes, which no longer requires the Registrant to maintain the registration of the Shares.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on October 29, 1998.

                                            NATIONAL SEMICONDUCTOR CORPORATION,
                                            a Delaware corporation


                                            By: /s/ BRIAN L. HALLA
                                                --------------------------------
                                                Brian L. Halla
                                                Chairman of the Board, President
                                                and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 29, 1998.


       Signature                               Title
       ---------                               -----
/s/ BRIAN L. HALLA                     Chairman of the Board, President and
-----------------------------          Chief Executive Officer (Principal
Brian L. Halla                         Executive Officer)


/s/ DONALD MACLEOD*                    Executive Vice President, Finance and
-----------------------------          Chief Financial Officer (Principal
Donald Macleod                         Financial Officer)


/s/ RICHARD D. CROWLEY, JR.*           Vice President and Controller (Principal
-----------------------------          Accounting Officer)
Richard D. Crowley, Jr.


/s/ GARY P. ARNOLD*                    Director
-----------------------------
Gary P. Arnold



-----------------------------          Director
E. Floyd Kvamme


/s/ MODESTO A. MAIDIQUE*               Director
-----------------------------
Modesto A. Maidique


/s/ EDWARD R. McCRACKEN*               Director
-----------------------------
Edward R. McCracken


/s/ DONALD E. WEEDEN*                  Director
-----------------------------
Donald E. Weeden


*By: /s/ JOHN M. CLARK, III
     ------------------------------
     John M. Clark III
     Attorney-in-fact


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